Exhibit 99.2

TOWER BANCORP INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	SIX	SIX
	MONTHS	MONTHS
	06-30-08	06-30-07
INTEREST INCOME
INTEREST AND FEES ON LOANS	$13,922,950	$13,982,969
INTEREST ON INVESTMENT SECURITIES	1,855,932	1,468,197
INTEREST ON FED FUNDS SOLD	245,081	1,025,494
	$16,023,963	$16,476,660
INTEREST EXPENSE
INTEREST ON DEPOSITS	4,587,764	5,959,907
INTEREST ON OTHER BORROWED MONEY	1,053,383	1,021,898
	$5,641,147	$6,981,805
NET INTEREST INCOME	$10,382,816	$9,494,855
PROVISION FOR LOAN LOSSES	550,000	300,000
NET INTEREST INCOME AFTER PROVISION	$9,832,816	$9,194,855
OTHER INCOME:
INVESTMENT SERVICES & FEE INCOME	1,927,772	1,894,984
OTHER OPERATING INCOME	215,753	338,695
INVESTMENT SECURITIES GAINS (LOSSES)	723,663	1,689,366
	$2,867,188	$3,923,045
OTHER EXPENSES:
SALARIES,WAGES AND OTHER BENEFITS	$4,293,549	$4,158,153
OCCUPANCY EXPENSE	554,104	524,442
FURNITURE AND FIXTURE EXPENSE	1,457,588	1,300,475
OTHER OPERATING EXPENSES	2,302,899	2,187,396
	$8,608,140	$8,170,466
INCOME BEFORE TAXES	$4,091,864	$4,947,434
APPLICABLE INCOME TAXES	1,009,981	1,265,265

NET INCOME	$3,081,883	$3,682,169

NET INCOME PER SHARE:	$1.46	$1.56

NUMBER OF SHARES OUTSTANDING	2,315,793	2,342,170